Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Announces Third Quarter 2023 Financial Results

Third Quarter Results Ahead of Estimates
ARR Up 18%; Raises Full Year Outlook

BURLINGTON, Mass, September 26, 2023 (GlobeNewswire) — Progress (Nasdaq: PRGS), the trusted provider of infrastructure software, today announced financial results for its fiscal third quarter ended August 31, 2023.

Third Quarter 2023 Highlights1:

•Revenue of $175.0 million increased 16% year-over-year on an actual currency basis and 14% on a constant currency basis.
•Non-GAAP revenue of $175.8 million increased 15% year-over-year on an actual currency basis and 13% on a constant currency basis.
•Annualized Recurring Revenue (“ARR”) of $577 million increased 18% year-over-year on a constant currency basis.
•Operating margin was 17% and non-GAAP operating margin was 39%.
•Diluted earnings per share was $0.42 compared to $0.50 in the same quarter last year, a decrease of 16%.
•Non-GAAP diluted earnings per share was $1.08 compared to $1.00 in the same quarter last year, an increase of 8%.

“We are delighted that we delivered another strong quarter driven by sustained demand around the world, and continue to be confident in our business as evidenced by our increased guidance for the full year,” said Yogesh Gupta, CEO at Progress. “In addition to our solid Q3 performance, with net retention again over 100% and integration of MarkLogic on plan, we continue to be active in the search for our next M&A transaction in a market that, we believe, will keep moving in our favor as the acquirer of choice in infrastructure software.”

Additional financial highlights included:

	Three Months Ended
	GAAP			Non-GAAP[1]
(In thousands, except percentages and per share amounts)	August 31, 2023	August 31, 2022	% Change	August 31, 2023	August 31, 2022	% Change
Revenue	$174,992	$151,217	16%	$175,783	$153,060	15%
Income from operations	$29,371	$32,021	(8)%	$68,390	$60,075	14%
Operating margin	17%	21%	(400) bps	39%	39%	—
Net income	$19,098	$21,797	(12)%	$48,749	$44,090	11%
Diluted earnings per share	$0.42	$0.50	(16)%	$1.08	$1.00	8%
Cash from operations (GAAP) /Adjusted free cash flow (non-GAAP)	$46,041	$39,670	16%	$47,649	$39,237	21%

Other fiscal third quarter 2023 metrics and recent results included:

•Cash and cash equivalents were $138.0 million at the end of the quarter.
•Days sales outstanding was 49 days compared to 48 days in the fiscal third quarter of 2022 and 44 days in the fiscal second quarter of 2023.
•On September 20, 2023, our Board of Directors declared a quarterly dividend of $0.175 per share of common stock which will be paid on December 15, 2023 to shareholders of record as of the close of business on December 1, 2023.

1 See Important Information Regarding Non-GAAP Financial Information and a reconciliation of non-GAAP adjustments to Progress’ GAAP financial results at the end of this press release.

Anthony Folger, CFO, said: “We’re delighted to see continued strength in demand for our products, and we are pleased that our positive outlook remains on track. ARR expanded 18% in constant currency to $577M, or 2% on a pro-forma basis. Net retention rates remained above our target of +100%, at 100.6%. Operating margins for the quarter came in at 39%, MarkLogic continues to pace our integration milestones, and the balance sheet remains strong as we pay down debt while actively pursuing accretive M&A opportunities.”

2023 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2023 and the fiscal fourth quarter ending November 30, 2023:

	Updated FY 2023 Guidance (September 26, 2023)		Prior FY 2023 Guidance (June 29, 2023)
(In millions, except percentages and per share amounts)	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
Revenue	$688 - $694	$692 - $698	$686 - $694	$690 - $698
Diluted earnings per share	$1.36 - $1.42	$4.20 - $4.26	$1.35 - $1.43	$4.16 - $4.24
Operating margin	15%	38% - 39%	15% - 16%	38% - 39%
Cash from operations (GAAP) / Adjusted free cash flow (non-GAAP)	$175 - $181	$177 - $183	$173 - $183	$175 - $185
Effective tax rate	16%	20%	20% - 21%	20% - 21%

Q4 2023 Guidance
(In millions, except per share amounts)	GAAP	Non-GAAP[1]
Revenue	$171 - $177	$171 - $177
Diluted earnings per share	$0.13 - $0.19	$0.87 - $0.93

Based on current exchange rates, the expected positive currency translation impact on Progress' fiscal year 2023 business outlook compared to 2022 exchange rates on GAAP and non-GAAP revenue is approximately $2.3 million, and approximately $0.03 on GAAP and non-GAAP diluted earnings per share. The expected positive currency translation impact on Progress' fiscal Q4 2023 business outlook compared to 2022 exchange rates on GAAP and non-GAAP revenue is approximately $2.6 million, and approximately $0.01 on GAAP and non-GAAP diluted Q4 2023 earnings per share. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal third quarter of 2023 at 5:00 p.m. ET on Tuesday, September 26, 2023. Participants must register for the conference call here: https://register.vevent.com/register/BI72285db48dff4b828a4154f9ed1f81a8. The webcast can be accessed at: https://edge.media-server.com/mmc/p/sbf62nuj/. The conference call will include comments followed by questions and answers. Attendees must register for the webcast and an archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Important Information Regarding Non-GAAP Financial Information

Progress furnishes certain non-GAAP supplemental information to our financial results. We use such non-GAAP financial measures to evaluate our period-over-period operating performance because our management team believes that by excluding the effects of certain GAAP-related items that in their opinion do not reflect the ordinary earnings of our operations, such information helps to illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as greater understanding of the results from the primary operations of our business. Management also uses such non-GAAP financial measures to establish budgets and operational goals, evaluate performance, and allocate resources. In addition, the compensation of our executives and non-executive employees is based in part on the performance of our business as evaluated by such non-GAAP financial measures. We believe these non-GAAP financial measures enhance investors’ overall understanding of our current financial performance and our prospects for the future by: (i) providing more transparency for certain financial measures, (ii) presenting disclosure that helps investors understand how we plan and measure the performance of our business, (iii) affords a view of our operating results that may be more easily compared to our peer companies, and (iv) enables investors to consider our operating results on both a GAAP and non-GAAP basis (including following the integration period of our prior and proposed acquisitions). However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (“GAAP”) and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information may have a material impact on Progress’ financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables at the end of this press release.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•Acquisition-related revenue - We include acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue that would have been recognized prior to our adoption of Accounting Standards Update No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”) during the fourth quarter of fiscal year 2021. The acquisition-related revenue in our results relates to Chef Software, Inc. and Ipswitch, Inc., which we acquired on October 5, 2020 and April 30, 2019, respectively. Since GAAP accounting required the elimination of this revenue prior to the adoption of ASU 2021-08, GAAP results alone do not fully capture all of our economic activities. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Upon our adoption of ASU 2021-08, this adjustment is no longer applicable to subsequent acquisitions. The remaining adjustment is related to our acquisition of Chef and is expected to continue through the end of fiscal year 2023.
•Amortization of acquired intangibles - We exclude amortization of acquired intangibles because those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired. Adjustments include preliminary estimates relating to the valuation of intangible assets from MarkLogic Corporation (“MarkLogic”), which we acquired on February 7, 2023. The final amounts will not be available until the Company's internal procedures and reviews are completed.
•Stock-based compensation - We exclude stock-based compensation to be consistent with the way management and, in our view, the overall financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans.
•Restructuring expenses - In all periods presented, we exclude restructuring expenses incurred because those expenses distort trends and are not part of our core operating results. Adjustments include preliminary estimates relating to restructuring expenses from MarkLogic. The final amounts will not be available until the Company's internal procedures and reviews are completed.
•Acquisition-related expenses - We exclude acquisition-related expenses in order to provide a more meaningful comparison of the financial results to our historical operations and forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.
•Gain on sale of assets held for sale - We exclude the gain associated with the sale of our Bedford, Massachusetts headquarters during fiscal year 2022. We don’t believe such gains are part of our core operating results because they are inconsistent in amount and frequency and therefore may distort operating trends.

•Cyber incident and vulnerability response expenses, net
◦Cyber incident - We exclude certain expenses resulting from the detection of irregular activity on certain portions of our corporate network, as more thoroughly described in the Form 8-K that we filed on December 19, 2022.
◦MOVEit Vulnerability - We exclude certain expenses resulting from the zero-day MOVEit Vulnerability, as more thoroughly described in the Form 8-K that we filed on June 5, 2023 and Form 10-Q filed on July 7, 2023. We currently intend to provide additional details regarding the MOVEit Vulnerability in our Form 10-Q for the quarter ended August 31, 2023.
Expenses include costs to investigate and remediate these cyber related matters, as well as legal and other professional services related thereto. Expenses related to such cyber matters are provided net of expected insurance recoveries, although the timing of recognizing insurance recoveries may differ from the timing of recognizing the associated expenses. Costs associated with the enhancement of our cybersecurity program are not included within this adjustment. We expect to continue to incur legal and other professional services expenses in future periods. Expenses related to such cyber matters are expected to result in operating expenses that would not have otherwise been incurred in the normal course of business operations. We believe that excluding these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Provision for income taxes - We adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above.
•Constant currency - Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. As exchange rates are an important factor in understanding period-to-period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
•Annual Recurring Revenue ("ARR") - We provide an ARR performance metric to help investors better understand and assess the performance of our business because our mix of revenue generated from recurring sources has increased in recent years. ARR represents the annualized contract value for all active and contractually binding term-based contracts at the end of a reporting period. ARR includes maintenance, software upgrade rights, public cloud and on-premises subscription-based transactions and managed services. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with, or to replace, either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.
•Net Retention Rate - We calculate net retention rate as of a period end by starting with the ARR from the cohort of all customers as of 12 months prior to such period end ("Prior Period ARR"). We then calculate the ARR from these same customers as of the current period end ("Current Period ARR"). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the net retention rate. Net retention rate is not calculated in accordance with GAAP.

We also provide guidance on adjusted free cash flow, which is equal to cash flows from operating activities less purchases of property and equipment, plus restructuring payments.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook (including the integration of MarkLogic and future acquisition activity) and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation: (i) economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price; (ii) our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses; (iii) we may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts; (iv) if the security measures for our software, services, other offerings or our internal information technology infrastructure are compromised or subject to a successful cyber-attack, or if our software offerings contain significant coding or configuration errors or zero-day vulnerabilities, we may experience reputational harm, legal claims and financial exposure; and (v) risks related to the disruption associated with the ongoing integration of MarkLogic. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2022 and Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2023. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Dedicated to propelling business forward in a technology-driven world, Progress (Nasdaq: PRGS) helps businesses drive faster cycles of innovation, fuel momentum and accelerate their path to success. As the trusted provider of the best products to develop, deploy and manage high-impact applications, Progress enables customers to develop the applications and experiences they need, deploy where and how they want and manage it all safely and securely. Hundreds of thousands of enterprises, including 1,700 software companies and 3.5 million developers, depend on Progress to achieve their goals—with confidence. Learn more at www.progress.com.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Michael Micciche	Erica McShane
Progress Software	Progress Software
+1 781 850 8450	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	August 31, 2023	August 31, 2022	% Change	August 31, 2023	August 31, 2022	% Change
Revenue:
Software licenses	$50,544	$47,618	6%	$164,519	$135,182	22%
Maintenance and services	124,448	103,599	20%	352,950	309,704	14%
Total revenue	174,992	151,217	16%	517,469	444,886	16%
Costs of revenue:
Cost of software licenses	2,732	2,477	10%	7,998	7,669	4%
Cost of maintenance and services	22,192	15,761	41%	62,663	46,707	34%
Amortization of acquired intangibles	7,995	5,558	44%	22,253	16,589	34%
Total costs of revenue	32,919	23,796	38%	92,914	70,965	31%
Gross profit	142,073	127,421	11%	424,555	373,921	14%
Operating expenses:
Sales and marketing	38,612	34,595	12%	112,513	100,768	12%
Product development	33,138	28,650	16%	98,396	85,966	14%
General and administrative	20,791	20,141	3%	61,046	56,339	8%
Amortization of acquired intangibles	17,668	11,716	51%	48,825	35,330	38%
Cyber incident and vulnerability response expenses, net	951	—	*	5,126	—	*
Restructuring expenses	843	130	*	6,230	784	*
Acquisition-related expenses	699	168	*	4,433	3,816	16%
Gain on sale of assets held for sale	—	—	*	—	(10,770)	*
Total operating expenses	112,702	95,400	18%	336,569	272,233	24%
Income from operations	29,371	32,021	(8)%	87,986	101,688	(13)%
Other expense, net	(8,419)	(4,339)	94%	(22,501)	(11,209)	101%
Income before income taxes	20,952	27,682	(24)%	65,485	90,479	(28)%
Provision for income taxes	1,854	5,885	(68)%	10,623	19,118	(44)%
Net income	$19,098	$21,797	(12)%	$54,862	$71,361	(23)%

Earnings per share:
Basic	$0.44	$0.50	(12)%	$1.27	$1.64	(23)%
Diluted	$0.42	$0.50	(16)%	$1.23	$1.61	(24)%
Weighted average shares outstanding:
Basic	43,452	43,211	1%	43,365	43,589	(1)%
Diluted	44,981	43,935	2%	44,543	44,299	1%

Cash dividends declared per common share	$0.175	$0.175	—%	$0.525	$0.525	—%

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:
Cost of revenue	$797	$527	51%	$2,146	$1,410	52%
Sales and marketing	1,763	1,331	32%	5,027	3,423	47%
Product development	3,065	2,586	19%	9,112	7,548	21%
General and administrative	4,447	4,195	6%	13,826	13,729	1%
Total	$10,072	$8,639	17%	$30,111	$26,110	15%
*not meaningful

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	August 31, 2023	November 30, 2022
Assets
Current assets:
Cash and cash equivalents	$137,999	$256,277
Accounts receivable, net	99,726	97,834
Unbilled receivables	31,668	29,158
Other current assets	33,447	42,784
Total current assets	302,840	426,053
Property and equipment, net	16,166	14,927
Goodwill and intangible assets, net	1,204,872	888,392
Right-of-use lease assets	20,596	17,574
Long-term unbilled receivables	33,121	39,936
Other assets	19,873	24,597
Total assets	$1,597,468	$1,411,479
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$83,624	$76,629
Current portion of long-term debt, net	11,390	6,234
Short-term operating lease liabilities	10,088	7,471
Short-term deferred revenue, net	219,601	227,670
Total current liabilities	324,703	318,004
Long-term debt, net	389,388	259,220
Convertible senior notes, net	354,246	352,625
Long-term operating lease liabilities	15,086	15,041
Long-term deferred revenue, net	60,167	54,770
Other long-term liabilities	8,832	13,315
Shareholders’ equity:
Common stock and additional paid-in capital	361,500	332,083
Retained earnings	83,546	66,421
Total shareholders’ equity	445,046	398,504
Total liabilities and shareholders’ equity	$1,597,468	$1,411,479

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands)	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Cash flows from operating activities:
Net income	$19,098	$21,797	$54,862	$71,361
Depreciation and amortization	27,892	19,219	77,432	57,816
Gain on sale of assets held for sale	—	—	—	(10,770)
Stock-based compensation	10,072	8,639	30,111	26,110
Other non-cash adjustments	(4,935)	234	(11,091)	6,349
Changes in operating assets and liabilities	(6,086)	(10,219)	(10,555)	1,157
Net cash flows from operating activities	46,041	39,670	140,759	152,023
Capital expenditures	(1,212)	(1,107)	(3,181)	(3,086)
Issuances of common stock, net of repurchases	4,008	(21,438)	(9,627)	(65,140)
Dividend payments to shareholders	(7,798)	(7,778)	(23,669)	(23,351)
Payments for acquisitions, net of cash acquired	846	—	(355,250)	—
Proceeds from the issuance of debt, net of payment of issuance costs	—	—	195,000	5,517
Principal payment on term loan and repayment of revolving line of credit	(31,720)	(1,719)	(60,157)	(5,154)
Other	2,303	(8,677)	(2,153)	6,682
Net change in cash, cash equivalents and short-term investments	12,468	(1,049)	(118,278)	67,491
Cash, cash equivalents and short-term investments, beginning of period	125,531	225,913	256,277	157,373
Cash, cash equivalents and short-term investments, end of period	$137,999	$224,864	$137,999	$224,864

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES1
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Adjusted revenue:
GAAP revenue	$174,992	$151,217	$517,469	$444,886
Acquisition-related revenue	791	1,843	3,158	6,558
Non-GAAP revenue	$175,783	$153,060	$520,627	$451,444

Adjusted income from operations:
GAAP income from operations	$29,371	$32,021	$87,986	$101,688
Amortization of acquired intangibles	25,663	17,274	71,078	51,919
Restructuring expenses and other	843	130	6,230	784
Stock-based compensation	10,072	8,639	30,111	26,110
Acquisition-related revenue and expenses	1,490	2,011	7,591	10,374
Cyber incident and vulnerability response expenses, net	951	—	5,126	—
Gain on sale of assets held for sale	—	—	—	(10,770)
Non-GAAP income from operations	$68,390	$60,075	$208,122	$180,105

Adjusted net income:
GAAP net income	$19,098	$21,797	$54,862	$71,361
Amortization of acquired intangibles	25,663	17,274	71,078	51,919
Restructuring expenses and other	843	130	6,230	784
Stock-based compensation	10,072	8,639	30,111	26,110
Acquisition-related revenue and expenses	1,490	2,011	7,591	10,374
Gain on sale of assets held for sale	—	—	—	(10,770)
Cyber incident and vulnerability response expenses, net	951	—	5,126	—
Provision for income taxes	(9,368)	(5,761)	(26,553)	(16,242)
Non-GAAP net income	$48,749	$44,090	$148,445	$133,536

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.42	$0.50	$1.23	$1.61
Amortization of acquired intangibles	0.57	0.39	1.60	1.17
Stock-based compensation	0.23	0.19	0.67	0.59
Restructuring expenses and other	0.02	—	0.14	0.02
Acquisition-related revenue and expenses	0.03	0.05	0.17	0.23
Gain on sale of assets held for sale	—	—	—	(0.24)
Cyber incident and vulnerability response expenses, net	0.02	—	0.12	—
Provision for income taxes	(0.21)	(0.13)	(0.60)	(0.37)
Non-GAAP diluted earnings per share	$1.08	$1.00	$3.33	$3.01

Non-GAAP weighted avg shares outstanding - diluted	44,981	43,935	44,543	44,299

OTHER NON-GAAP FINANCIAL MEASURES1
(Unaudited)

Adjusted Free Cash Flow
	Three Months Ended			Nine Months Ended
(In thousands)	August 31, 2023	August 31, 2022	% Change	August 31, 2023	August 31, 2022	% Change
Cash flows from operations	$46,041	$39,670	16%	$140,759	$152,023	(7)%
Purchases of property and equipment	(1,212)	(1,107)	9%	(3,181)	(3,086)	3%
Free cash flow	44,829	38,563	16%	137,578	148,937	(8)%
Add back: restructuring payments	2,820	674	318%	4,982	3,019	65%
Adjusted free cash flow	$47,649	$39,237	21%	$142,560	$151,956	(6)%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2023 GUIDANCE1
(Unaudited)

Fiscal Year 2023 Updated Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2022	November 30, 2023
(In millions)		Low	% Change	High	% Change
GAAP revenue	$602.0	$688.3	14%	$694.3	15%
Acquisition-related adjustments - revenue	8.6	3.7	(57)%	3.7	(57)%
Non-GAAP revenue	$610.6	$692.0	13%	$698.0	14%

Fiscal Year 2023 Updated Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2023
(In millions)	Low	High
GAAP income from operations	$102.8	$106.6
GAAP operating margins	15%	15%
Acquisition-related revenue	3.7	3.7
Acquisition-related expense	5.0	5.0
Restructuring expense	10.0	10.0
Stock-based compensation	40.7	40.7
Amortization of acquired intangibles	96.6	96.6
Cyber incident and vulnerability response expenses, net	6.8	6.8
Total adjustments(2)	162.8	162.8
Non-GAAP income from operations	$265.6	$269.4
Non-GAAP operating margin	38%	39%
(2)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from MarkLogic and restructuring expenses. The final amounts will not be available until the Company's internal procedures and reviews are completed.

Fiscal Year 2023 Updated Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2023
(In millions, except per share data)	Low	High
GAAP net income	$60.8	$63.8
Adjustments (from previous table)	162.8	162.8
Income tax adjustment(3)	(35.4)	(35.7)
Non-GAAP net income	$188.2	$190.9

GAAP diluted earnings per share	$1.36	$1.42
Non-GAAP diluted earnings per share	$4.20	$4.26

Diluted weighted average shares outstanding	44.8	44.8

[3] Tax adjustment is based on a non-GAAP effective tax rate of approximately 20%, calculated as follows:
Non-GAAP income from operations	$265.6	$269.4
Other (expense) income	(30.5)	(30.5)
Non-GAAP income from continuing operations before income taxes	235.1	238.9
Non-GAAP net income	188.2	190.9
Tax provision	$46.9	$48.0
Non-GAAP tax rate	20%	20%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2023 GUIDANCE1
(Unaudited)

Fiscal Year 2023 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2023
(In millions)	Low	High
Cash flows from operations (GAAP)	$175	$181
Purchases of property and equipment	(5)	(5)
Add back: restructuring payments	7	7
Adjusted free cash flow (non-GAAP)	$177	$183

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q4 2023 GUIDANCE1
(Unaudited)

Q4 2023 Revenue Guidance
	Three Months Ended	Three Months Ending
	November 30, 2022	November 30, 2023
(In millions)		Low	% Change	High	% Change
GAAP revenue	$157.1	$170.8	9%	$176.8	13%
Acquisition-related adjustments - revenue	2.1	0.6	(71)%	0.6	(71)%
Non-GAAP revenue	$159.2	$171.4	8%	$177.4	11%

Q4 2023 Non-GAAP Earnings per Share Guidance
	Three Months Ending November 30, 2023
	Low	High
GAAP diluted earnings per share	$0.13	$0.19
Acquisition-related revenue	0.01	0.01
Acquisition-related expense	0.01	0.01
Restructure expense	0.08	0.08
Stock-based compensation	0.23	0.23
Amortization of acquired intangibles	0.56	0.56
Cyber incident and vulnerability response expenses, net	0.04	0.04
Total adjustments	0.93	0.93
Income tax adjustment	(0.19)	(0.19)
Non-GAAP diluted earnings per share	$0.87	$0.93